Exhibit 99.1

FOR IMMEDIATE RELEASE

FNCB Bancorp, Inc. Reports Third Quarter Net Income of $1.850 Million

Year-To-Date Revenue of $31.7 Million Up 7.4% from Prior Year

Dunmore, Pa., October 19, 2018/Globe Newswire/—FNCB Bancorp, Inc. (NASDAQ: FNCB), the parent company of Dunmore-based FNCB Bank (the “Bank”), reported net income of $1.850 million, or $0.11 per basic and diluted share, for the third quarter of 2018, compared to net income of $2.272 million, or $0.14 per basic and diluted share, for the same quarter of 2017. The $422 thousand, or 18.6%, decrease in third quarter earnings reflected increases of $0.8 million in non-interest expense and $0.6 million in the provision for loan and lease losses, coupled with a $ 0.4 million decrease in non-interest income. Partially offsetting these factors was a $0.9 million increase in net interest income comparing the third quarters of 2018 and 2017. Net income for the nine months ended September 30, 2018 was $6.281 million, or $0.37 per basic and diluted share, compared to $6.261 million, or $0.37 per basic and diluted share, for the same period of 2017.

Cash Dividends Declared

Dividends declared and paid were $0.04 per share for the third quarter and $0.12 per share for the year-to-date period of 2018, which represented a 33.3% increase compared to $0.03 per share and $0.09 per share, respectively, for the three and nine months ended September 30, 2017. The dividend pay-out ratio for the nine months ended September 30, 2018 was 32.1%, compared to 24.0% for the same period of 2017.

Third Quarter 2018 Performance Highlights:

●	Year-to-date total revenue (net interest income and non-interest income) increased 7.4% year over year;
●	Net interest income (FTE) increased 10.5% and 11.9%, comparing the third quarter and year-to-date periods of 2018 and 2017, respectively;
●	Yield on earning assets (FTE) for the third quarter of 2018 improved 27 basis points compared to the same quarter of 2017;
●	Year over year growth in total loans, net of net deferred costs and unearned income, of $104.8 million, or 13.8%;
●	Total deposits grew $111.9 million, or 11.4%, comparing September 30, 2018 and 2017.

“The efforts of our dedicated team resulted in another solid and productive quarter characterized by continued loan and deposit growth, a double-digit increase in interest income compared to the prior year quarter, as well as solid year-over-year revenue growth (net interest income + non-interest income),” said Gerard A. Champi, President and Chief Executive Officer. “Loan demand in the third quarter of 2018 was driven by strong consumer loan activity and growth in our commercial real estate and municipal portfolios. Our third quarter loan loss provision was up $606 thousand in comparison to the third quarter 2017, primarily reflecting strong loan growth and a single commercial relationship that was placed on non-accrual status. Overall, our asset quality remains favorable with key industry metrics below or in line with peer levels. Core deposit funding, which continues to be a strategic focus, has remained solid throughout 2018, contributing to the nearly 12.0% growth in total deposits year over year. Our continued deposit growth was gratifying because it occurred despite some rather aggressive pricing from competitors across our service footprint, indicative of the ongoing strength of the FNCB Bank brand. We continue to focus on improving financial performance, with a specific benchmark for return on average assets of 1.00%. At the close of the third quarter of 2018, our balance sheet remains strong and our ability to attract core deposits, as well as generate growth across our various loan portfolios, we believe leaves us well positioned to extend our performance through the remainder of 2018 and the first half of 2019.”

Summary Results for the Three and Nine Months Ended September 30, 2018

Tax-equivalent net interest income was $9.4 million for the third quarter of 2018, an increase of $0.9 million, or 10.5%, from $8.5 million for the same quarter of 2017. Tax-equivalent net interest income for the nine months ended September 30, 2018 increased $2.9 million, or 11.9%, to $27.7 million compared to $24.8 million for the same nine-month period of 2017. The improvement for both the quarter and year-to-date periods was largely due to growth in average earning assets and higher earning-asset yields, partially offset by higher funding costs. Average earning assets grew $133.3 million, or 12.9%, and $102.2 million, or 9.9%, comparing the three- and nine-month periods ended September 30, 2018 and 2017, respectively. Tax-equivalent earning-asset yields improved 27 basis points for the third quarter and 31 basis points for the nine months ended September 30, 2018 over the same periods of 2017. For the three months ended September 30, 2018, the cost of funds increased 41 basis points to 1.00% from 0.59% for the same period of 2017. Similarly, the cost of funds increased 31 basis points to 0.84% from 0.53% comparing the year-to-date periods of 2018 and 2017. The tax-equivalent net interest spread for the nine months ended September 30, 2018 and 2017 remained stable at 3.10%, while the tax-equivalent net interest margin increased 6 basis points to 3.24% from 3.18% comparing the nine months ended September 30, 2018 and 2017, respectively. Despite the increase in the year-to-date margin, rising funding costs in the third quarter of 2018 resulted in a decrease in the tax-equivalent net interest margin of 6 basis points to 3.21% from 3.27% from the same quarter of 2017. Additionally, the net interest margin for the third quarter of 2018 compressed 5 basis points from the second quarter of 2018 percentage of 3.26%. For purposes of presenting net interest income, earning-asset yields and net interest margin information on a tax-equivalent basis, tax-free interest income is adjusted using the statutory federal corporate income tax rate of 21.0% for 2018 and 34.0% for 2017.

Non-interest income totaled $1.3 million for the three months ended September 30, 2018, a decrease of $0.4 million, or 23.0%, compared to $1.7 million for the comparable period of 2017. For the nine months ended September 30, 2018, non-interest income amounted to $4.4 million, a decrease of $0.9 million, or 17.7%, compared to $5.3 million for the same period of 2017. Included in non-interest income for the three and nine months ended September 30, 2017 were net gains on the sale of available-for sale securities of $0.4 million and $1.3 million, respectively. Comparatively, there were no net gains on the sale of available-for-sale securities for the three months ended September 30, 2018. For the nine months ended September 30, 2018, FNCB realized net losses on the sale of available-for-sale securities of $4 thousand.

For the three months ended September 30, 2018, non-interest expense increased $0.8 million, or 12.4%, to $7.2 million from $6.4 million for the same three months of 2017. Comparing the nine months ended September 30, 2018 and 2017, non-interest expense increased $1.1 million, or 5.5%. The increase in non-interest expense resulted largely from higher salaries and employee benefits expense related to staffing additions within FNCB Bank’s retail and commercial lending and credit administration units, coupled with increases in regulatory assessments, which, we believe, primarily reflected strong balance sheet growth.

Annualized return on average assets and return on average equity was 0.59% and 8.41%, respectively, for the three months ended September 30, 2018, compared to 0.80% and 9.27%, for the respective periods of 2017. For the nine months ended September 30, 2018, annualized return on average assets and return on average equity was 0.69% and 9.68%, respectively, compared to 0.74% and 8.87%, respectively, for the nine months ended September 30, 2017.

Asset Quality

Total non-performing loans were $4.4 million at September 30, 2018, an increase of $0.9 million from $3.5 million at June 30, 2018 and $1.8 million from $2.6 million at September 30, 2017. The increase from June 30, 2018 was primarily attributable to one commercial relationship that was placed on non-accrual status. The ratio of non-performing loans to total loans was 0.51% at September 30, 2018, compared to 0.41% at June 30, 2018 and 0.35% at September 30, 2017. Despite the increase in non-performing loans from the previous quarter end, FNCB’s asset quality continued to compare favorably to the peer average of 0.64% at June 30, 2018, the most recent data reported in the Board of Governors of the Federal Reserve System Bank Holding Company Performance Report for bank holding companies having assets between $1.0 billion and $3.0 billion. The allowance for loan and lease losses as a percentage of gross loans was 1.14% at September 30, 2018, 1.11% at June 30, 2018 and 1.17% at September 30, 2017.

Financial Condition

Total assets increased $88.8 million, or 7.6%, to $1.251 billion at September 30, 2018 from $1.162 billion at December 31, 2017. The increase in total assets primarily reflected strong growth in interest-earning assets. Specifically, loans, net of net deferred costs and unearned income, increased $93.7 million, or 12.2%, to $864.3 million at September 30, 2018 from $770.6 million at December 31, 2017. The asset growth was funded with an increase in total deposits of $92.7 million, or 9.2%, to $1.095 billion at September 30, 2018 from $1.002 billion at December 31, 2017. The increase in deposits was primarily attributable to increases in retail and wholesale time deposits, coupled with cyclical inflows from municipal customers.

Total shareholders’ equity decreased $2.6 million, or 2.9%, to $86.6 million at September 30, 2018 from $89.2 million at December 31, 2017. The reduction in capital resulted primarily from a $7.1 million increase in accumulated other comprehensive loss related to depreciation in the fair value of available-for-sale debt securities, net of deferred taxes, and year-to-date dividends declared of $2.0 million. Partially offsetting these decreases was net income of $6.3 million for the nine months ended September 30, 2018. Despite the decrease in capital, FNCB remains well capitalized with total risk-based capital and Tier I leverage ratios of 11.42% and 7.66%, respectively, at September 30, 2018.

Availability of Filings

Copies of FNCB’s most recent Annual Report on Form 10-K and Quarterly Reports on form 10-Q will be provided upon request from: Shareholder Relations, FNCB Bancorp, Inc., 102 East Drinker Street, Dunmore, PA 18512 or by calling (570) 348-6419. FNCB’s SEC filings including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are also available free of charge on the Investor Relations page of the FNCB’s website, www.fncb.com, and on the SEC website at: http://www.sec.gov/edgar/searchedgar/companysearch.html

About FNCB Bancorp, Inc.:

FNCB Bancorp, Inc. is the bank holding company of FNCB Bank. Locally-based for over 100 years, FNCB Bank continues as a premier community bank in Northeastern Pennsylvania – offering a full suite of personal, small business and commercial banking solutions with industry-leading mobile, online and in-branch products and services. FNCB operates through 16 branch offices located in Lackawanna, Luzerne and Wayne Counties and a limited purpose office in Lehigh County, and remains dedicated to making our customers’ banking experience simply better. For more information about FNCB, visit www.fncb.com.

INVESTOR CONTACT:

James M. Bone, Jr., CPA

Executive Vice President and

Chief Financial Officer

FNCB Bank

(570) 348-6419

james.bone@fncb.com

FNCB may from time to time make written or oral “forward-looking statements,” including statements contained in our filings with the Securities and Exchange Commission (“SEC”), in its reports to shareholders, and in other communications, which are made in good faith by us pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to FNCB’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond our control). The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause FNCB’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in our markets; the effects of, and changes in trade, monetary, fiscal and tax policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services; the ability of FNCB to compete with other institutions for business, including for deposit and loan growth: the composition and concentrations of FNCB’s lending risk and the adequacy of FNCB’s reserves to manage those risks; the valuation of FNCB’s investment securities; the ability of FNCB to pay dividends or repurchase common shares; the ability of FNCB to retain key personnel; the impact of any pending or threatened litigation against FNCB; the marketability of shares of FNCB stock and fluctuations in the value of FNCB’s share price; the effectiveness of FNCB’s system of internal controls; the ability of FNCB to attract additional capital investment; the impact of changes in financial services’ laws and regulations (including laws concerning capital adequacy, taxes, banking, securities and insurance); the ability of FNCB to identify future acquisition targets, complete acquisitions and integrate new teams into FNCB’s operations; the impact of technological changes and security risks upon our information technology systems; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms, and the success of FNCB at managing the risks involved in the foregoing and other risks and uncertainties, including those detailed in FNCB’s filings with the SEC.

FNCB cautions that the foregoing list of important factors is not all inclusive. Readers are also cautioned not to place undue reliance on any forward-looking statements, which reflect management’s analysis only as of the date of this press release, even if subsequently made available by FNCB on its website or otherwise. FNCB does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of FNCB to reflect events or circumstances occurring after the date of this report.

Readers should carefully review the risk factors described in the Annual Report and other documents that FNCB periodically files with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2017.

FNCB Bancorp, Inc.
Selected Financial Data

	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,
	2018	2018	2018	2017	2017
Per share data:
Net income (loss) (fully diluted)	$0.11	$0.14	$0.12	$(0.36)	$0.14
Cash dividends declared	$0.04	$0.04	$0.04	$0.04	$0.03
Book value	$5.15	$5.18	$5.17	$5.32	$5.82
Tangible book value	$5.15	$5.18	$5.17	$5.32	$5.82
Market value:
High	$12.00	$10.00	$9.98	$7.99	$8.00
Low	$7.97	$8.01	$7.01	$6.54	$7.41
Close	$9.77	$8.88	$9.24	$7.30	$7.57
Common shares outstanding	16,819,471	16,817,097	16,766,600	16,757,963	16,757,963

Selected ratios:
Annualized return on average assets	0.59%	0.79%	0.70%	(2.09%)	0.80%
Annualized return on average shareholders' equity	8.41%	11.23%	9.44%	(24.98%)	9.27%
Efficiency ratio	67.11%	63.94%	68.78%	73.42%	65.09%
Tier I leverage ratio	7.66%	7.69%	7.80%	7.74%	8.10%
Total risk-based capital to risk-adjusted assets	11.42%	11.31%	11.70%	12.08%	12.17%
Average shareholders' equity to average total assets	7.00%	7.05%	7.38%	8.35%	8.61%
Yield on earning assets (FTE)	4.04%	3.96%	3.83%	3.84%	3.77%
Cost of funds	1.00%	0.84%	0.69%	0.59%	0.59%
Net interest spread (FTE)	3.04%	3.12%	3.15%	3.25%	3.18%
Net interest margin (FTE)	3.21%	3.26%	3.26%	3.35%	3.27%
Total delinquent loans/total loans	0.90%	0.71%	0.73%	0.72%	0.81%
Allowance for loan and lease losses/total loans	1.14%	1.11%	1.18%	1.17%	1.17%
Non-performing loans/total loans	0.51%	0.41%	0.30%	0.34%	0.35%
Annualized net charge-offs/average loans	0.36%	0.47%	0.10%	0.06%	0.08%

FNCB Bancorp, Inc.
Year-to-Date Consolidated Statements of Income

	Nine Months Ended
	September 30,
(in thousands, except share data)	2018	2017
Interest income
Interest and fees on loans	$26,820	$21,748
Interest and dividends on securities
U.S. government agencies	2,675	2,566
State and political subdivisions, tax-free	95	42
State and political subdivisions, taxable	3,079	2,816
Other securities	646	409
Total interest and dividends on securities	6,495	5,833
Interest on interest-bearing deposits in other banks	52	146
Total interest income	33,367	27,727
Interest expense
Interest on deposits	3,760	2,513
Interest on borrowed funds
Interest on Federal Home Loan Bank of Pittsburgh advances	1,774	424
Interest on subordinated debentures	171	323
Interest on junior subordinated debentures	292	219
Total interest on borrowed funds	2,237	966
Total interest expense	5,997	3,479
Net interest income before provision for loan and lease losses	27,370	24,248
Provision for loan and lease losses	2,749	486
Net interest income after provision for loan and lease losses	24,621	23,762
Non-interest income
Deposit service charges	2,160	2,147
Net (loss) gain on the sale of securities	(4)	1,338
Net loss on equity securities	(34)	-
Net gain on the sale of mortgage loans held for sale	171	241
Net gain on the sale of SBA guaranteed loans	322	79
Net gain on the sale of other repossessed assets	-	47
Net gain on the sale of other real estate owned	31	57
Loan-related fees	245	252
Income from bank-owned life insurance	413	399
Other	1,064	747
Total non-interest income	4,368	5,307
Non-interest expense
Salaries and employee benefits	10,732	10,069
Occupancy expense	1,629	1,567
Equipment expense	936	1,380
Data processing expense	2,040	1,502
Regulatory assessments	648	497
Bank shares tax	767	762
Professional fees	733	662
Insurance expense	398	385
Other operating expenses	3,503	3,441
Total non-interest expense	21,386	20,265
Income before income taxes	7,603	8,804
Income tax expense	1,322	2,543
Net income	$6,281	$6,261

Income per share
Basic	$0.37	$0.37
Diluted	$0.37	$0.37

Cash dividends declared per common share	$0.12	$0.09
Weighted average number of shares outstanding:
Basic	16,791,815	16,711,172
Diluted	16,813,948	16,728,852

FNCB Bancorp, Inc.
Quarter-to-Date Consolidated Statements of Income (Loss)

	Three Months Ended
	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,
(in thousands, except share data)	2018	2018	2018	2017	2017
Interest income
Interest and fees on loans	$9,501	$9,031	$8,288	$8,073	$7,576
Interest and dividends on securities
U.S. government agencies	899	886	890	860	816
State and political subdivisions, tax-free	37	38	20	7	7
State and political subdivisions, taxable	1,028	1,027	1,024	993	1,016
Other securities	211	240	195	154	166
Total interest and dividends on securities	2,175	2,191	2,129	2,014	2,005
Interest on interest-bearing deposits in other banks	17	12	23	34	24
Total interest income	11,693	11,234	10,440	10,121	9,605
Interest expense
Interest on deposits	1,559	1,134	1,067	1,008	943
Interest on borrowed funds
Interest on Federal Home Loan Bank of Pittsburgh advances	715	707	352	175	163
Interest on subordinated debentures	58	57	56	57	97
Interest on junior subordinated debentures	106	99	87	81	77
Total interest on borrowed funds	879	863	495	313	337
Total interest expense	2,438	1,997	1,562	1,321	1,280
Net interest income before provision for loan and lease losses	9,255	9,237	8,878	8,800	8,325
Provision for loan and lease losses	1,149	880	720	283	543
Net interest income after provision for loan and lease losses	8,106	8,357	8,158	8,517	7,782
Non-interest income
Deposit service charges	711	747	702	756	728
Net (loss) gain on the sale of securities	-	(4)	-	259	367
Net loss on equity securities	(8)	(7)	(19)	-	-
Net gain on the sale of mortgage loans held for sale	71	51	49	63	106
Net gain on the sale of SBA guaranteed loans	-	71	251	-	23
Net (loss) gain on the sale of other real estate owned	-	(7)	37	22	-
Loan-related fees	85	76	84	132	96
Income from bank-owned life insurance	141	138	134	128	129
Other	320	464	281	558	265
Total non-interest income	1,320	1,529	1,519	1,918	1,714
Non-interest expense
Salaries and employee benefits	3,581	3,485	3,666	4,092	3,247
Occupancy expense	500	526	603	538	394
Equipment expense	299	323	314	435	474
Data processing expense	745	647	648	521	506
Regulatory assessments	251	196	201	189	160
Bank shares tax	278	222	267	38	252
Professional fees	241	196	296	294	206
Insurance expense	130	133	135	134	132
Other operating expenses	1,163	1,238	1,102	1,563	1,026
Total non-interest expense	7,188	6,966	7,232	7,804	6,397
Income before income taxes	2,238	2,920	2,445	2,631	3,099
Income tax expense	388	508	426	8,745	827
Net income (loss)	$1,850	$2,412	$2,019	$(6,114)	$2,272

Income (loss) per share
Basic	$0.11	$0.14	$0.12	$(0.36)	$0.14
Diluted	$0.11	$0.14	$0.12	$(0.36)	$0.14

Cash dividends declared per common share	$0.04	$0.04	$0.04	$0.04	$0.03
Weighted average number of shares outstanding:
Basic	16,818,625	16,792,812	16,763,401	16,757,963	16,757,963
Diluted	16,838,547	16,819,286	16,789,336	16,774,209	16,777,671

FNCB Bancorp, Inc.
Consolidated Balance Sheets

	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,
(in thousands)	2018	2018	2018	2017	2017
Assets
Cash and cash equivalents:
Cash and due from banks	$23,051	$16,500	$12,323	$22,755	$24,881
Interest-bearing deposits in other banks	7,246	4,624	1,873	14,991	18,929
Total cash and cash equivalents	30,297	21,124	14,196	37,746	43,810
Securities available for sale, at fair value	288,780	290,863	298,314	289,459	281,102
Equity securities, at fair value	884	892	899	918	925
Restricted stock, at cost	3,333	7,964	5,703	2,763	2,460
Loans held for sale	938	629	366	1,095	147
Loans, net of net deferred costs and unearned income	864,316	855,391	808,202	770,643	759,489
Allowance for loan and lease losses	(9,827)	(9,459)	(9,562)	(9,034)	(8,862)
Net loans	854,489	845,932	798,640	761,609	750,627
Bank premises and equipment, net	13,895	13,900	12,870	10,388	10,482
Accrued interest receivable	4,061	3,654	3,430	3,234	3,203
Bank-owned life insurance	30,873	30,732	30,594	30,460	30,332
Other real estate owned	715	787	579	1,023	1,088
Other assets	22,857	22,810	23,669	23,610	32,935
Total assets	$1,251,122	$1,239,287	$1,189,260	$1,162,305	$1,157,111

Liabilities
Deposits:
Demand (non-interest-bearing)	$166,967	$177,388	$172,896	$176,325	$162,426
Interest-bearing	928,154	777,855	782,357	826,123	820,786
Total deposits	1,095,121	955,243	955,253	1,002,448	983,212
Borrowed funds:
Federal Home Loan Bank of Pittsburgh advances	46,490	174,251	121,485	44,968	45,350
Subordinated debentures	5,000	5,000	5,000	5,000	5,000
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Total borrowed funds	61,800	189,561	136,795	60,278	60,660
Accrued interest payable	318	331	284	241	244
Other liabilities	7,306	7,027	10,190	10,147	15,513
Total liabilities	1,164,545	1,152,162	1,102,522	1,073,114	1,059,629

Shareholders' equity
Preferred stock	-	-	-	-	-
Common stock	21,024	21,021	20,958	20,947	20,947
Additional paid-in capital	63,469	63,374	63,335	63,210	63,143
Retained earnings	10,965	9,792	8,057	6,779	13,282
Accumulated other comprehensive (loss) income	(8,881)	(7,062)	(5,612)	(1,745)	110
Total shareholders' equity	86,577	87,125	86,738	89,191	97,482
Total liabilities and shareholders’ equity	$1,251,122	$1,239,287	$1,189,260	$1,162,305	$1,157,111

FNCB Bancorp, Inc.
Summary Tax-equivalent Net Interest Income

	Three Months Ended
	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,
(dollars in thousands)	2018	2018	2018	2017	2017
Interest income
Loans:
Loans - taxable	$9,059	$8,631	$7,934	$7,736	$7,266
Loans - tax-free	559	506	448	511	470
Total loans	9,618	9,137	8,382	8,247	7,736
Securities:
Securities, taxable	2,138	2,153	2,109	2,007	1,998
Securities, tax-free	47	48	25	11	11
Total interest and dividends on securities	2,185	2,201	2,134	2,018	2,009
Interest-bearing deposits in other banks	17	12	23	34	24
Total interest income	11,820	11,350	10,539	10,299	9,769
Interest expense
Deposits	1,559	1,134	1,067	1,008	943
Borrowed funds	879	863	495	313	337
	2,438	1,997	1,562	1,321	1,280
Net interest income	$9,382	$9,353	$8,977	$8,978	$8,489

Average balances
Earning assets:
Loans:
Loans - taxable	$803,314	$784,427	$748,375	$725,988	$700,729
Loans - tax-free	55,848	49,855	44,383	41,548	38,109
Total loans	859,162	834,282	792,758	767,536	738,838
Securities:
Securities, taxable	303,037	305,627	301,032	292,307	290,348
Securities, tax-free	4,664	4,677	2,325	600	600
Total securities	307,701	310,304	303,357	292,907	290,948
Interest-bearing deposits in other banks	3,735	2,629	3,825	12,215	7,499
Total interest-earning assets	1,170,598	1,147,215	1,099,940	1,072,658	1,037,285
Non-earning assets	75,518	74,188	76,114	89,801	92,603
Total assets	$1,246,116	$1,221,403	$1,176,054	$1,162,459	$1,129,888
Interest-bearing liabilities:
Deposits	$827,570	$790,233	$806,494	$824,680	$792,649
Borrowed funds	149,682	163,547	102,676	67,476	73,168
Total interest-bearing liabilities	977,252	953,780	909,170	892,156	865,817
Demand deposits	173,616	173,037	169,450	162,135	156,483
Other liabilities	7,983	8,444	10,663	11,079	10,325
Shareholders' equity	87,265	86,142	86,771	97,089	97,263
Total liabilities and shareholders' equity	$1,246,116	$1,221,403	$1,176,054	$1,162,459	$1,129,888

Yield/Cost
Earning assets:
Loans:
Interest and fees on loans - taxable	4.51%	4.40%	4.24%	4.26%	4.15%
Interest and fees on loans - tax-free	4.01%	4.06%	4.04%	4.92%	4.93%
Total loans	4.48%	4.38%	4.23%	4.30%	4.19%
Securities:
Securities, taxable	2.82%	2.82%	2.80%	2.75%	2.75%
Securities, tax-free	4.03%	4.11%	4.30%	7.33%	7.33%
Total securities	2.84%	2.84%	2.81%	2.76%	2.76%
Interest-bearing deposits in other banks	1.82%	1.83%	2.41%	1.11%	1.28%
Total earning assets	4.04%	3.96%	3.83%	3.84%	3.77%
Interest-bearing liabilities:
Interest on deposits	0.75%	0.57%	0.53%	0.49%	0.48%
Interest on borrowed funds	2.35%	2.11%	1.93%	1.86%	1.84%
Total interest-bearing liabilities	1.00%	0.84%	0.69%	0.59%	0.59%
Net interest spread	3.04%	3.12%	3.15%	3.25%	3.18%
Net interest margin	3.21%	3.26%	3.26%	3.35%	3.27%

FNCB Bancorp, Inc.
Asset Quality Data

	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,
(in thousands)	2018	2018	2018	2017	2017
At period end
Non-accrual loans, including non-accruing troubled debt restructured loans (TDRs)	$4,391	$3,469	$2,403	$2,578	$2,642
Loans past due 90 days or more and still accruing	-	-	-	-	-
Total non-performing loans	4,391	3,469	2,403	2,578	2,642
Other real estate owned (OREO)	715	787	579	1,023	1,088
Other non-performing assets	1,900	1,900	1,900	1,900	1,900
Total non-performing assets	$7,006	$6,156	$4,882	$5,501	$5,630

Accruing TDRs	$8,515	$8,741	$8,797	$9,299	$9,283

For the three months ended
Allowance for loan and lease losses
Beginning balance	$9,459	$9,562	$9,034	$8,862	$8,469
Loans charged-off	1,037	1,310	400	310	377
Recoveries of charged-off loans	256	327	208	199	227
Net charge-offs	781	983	192	111	150
Provision for loan and lease losses	1,149	880	720	283	543
Ending balance	$9,827	$9,459	$9,562	$9,034	$8,862